UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2025

e.l.f. Beauty, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37873	46-4464131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

570 10th Street
Oakland, CA 94607
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (510) 778-7787
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ELF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On May 28, 2025, e.l.f. Beauty, Inc., a Delaware corporation (the “Company”), entered into a Merger Agreement (the “Merger Agreement”) with HRBeauty LLC, a Delaware limited liability company (“rhode”), e.l.f. Cosmetics, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Buyer”), Glaze Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Buyer (“Merger Sub”), the holders of membership interests in rhode (the “Sellers”), and David Levin, solely in his capacity as the representative of the Sellers (the “Sellers’ Representative”). Pursuant to the terms of, and subject to the conditions specified in, the Merger Agreement, Merger Sub will merge with and into rhode (the “Merger”), and upon consummation of the Merger, Merger Sub will cease to exist and rhode will become a wholly owned subsidiary of Buyer. The transaction, which was approved by the board of directors of each of the Company and Buyer, is expected to close during the Company’s second quarter of fiscal year 2026, the quarter ending September 30, 2025.

Pursuant to the terms of, and subject to the conditions specified in, the Merger Agreement, upon consummation of the Merger and the other transactions contemplated by the Merger Agreement (the “Closing”), all outstanding limited liability company interests of rhode will be cancelled and converted into the right to receive (i) aggregate consideration of $800 million, subject to certain adjustments set forth in the Merger Agreement (the “Closing Consideration”), and (ii) contingent consideration (if any) in cash (the “Earn-Out”) of (A) up to $100 million based on the achievement by the rhode business of annual revenue projections prepared by rhode over a three-year period following the Closing and (B) up to an additional $100 million upon overachievement by the rhode business of such revenue projections by a specified amount over the same period. A total of $600 million of the Closing Consideration will be paid in cash, subject to certain adjustments set forth in the Merger Agreement, and approximately $200 million of the Closing Consideration will be paid in shares of the Company’s common stock, par value $0.01 per share (“Company Stock”), having a per share value of $77.1685, which is based upon the average of the daily volume-weighted average sales price per share of Company Stock on the New York Stock Exchange, as such daily volume-weighted average sales price per share is reported by Bloomberg L.P., calculated to four decimal places and determined without regard to after-hours trading or any other trading outside the regular trading session trading hours, for each of the ten consecutive trading days ending on and including the third trading day immediately preceding the date of the Merger Agreement (the “Stock Consideration”). Buyer expects to fund a portion of the Closing Consideration through debt financing and entered into commitment letters with certain lenders in connection therewith concurrently with the execution of the Merger Agreement.

The Company intends to issue the shares of Company Stock described herein in reliance upon the exemptions from registration afforded by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The Company has agreed to file a shelf registration statement on Form S-3 or, if Form S-3 is not available to the Company, another appropriate form, covering the resale of the shares of Company Stock to be issued in the Merger. Certain recipients of Stock Consideration have executed a lock-up agreement subjecting them to lock-up restrictions (the “Lock-Up Restrictions”) with respect to 60% of the Stock Consideration received by such recipient (the “Lock-Up Stock”) for a period of one year following the Closing. The Lock-Up Restrictions will provide that 50% of the Lock-Up Stock received by each such recipient will be released from such Lock-Up Restrictions on the six month anniversary of the Closing. The Lock-Up Restrictions will include certain customary exceptions for permitted transfers during the applicable lock-up period.

The Merger Agreement contains customary representations and warranties of rhode, the Sellers and Buyer. Buyer will obtain a representations and warranties insurance policy and related excess policies (the “RWI Policy”), with coverage thereunder extending for three years post-Closing (seven years for certain fundamental and tax representations and warranties) and such coverage serving as Buyer’s sole remedy with respect to any breach of rhode’s or the Sellers’ representations and warranties, except for claims related to rhode’s or Sellers’ fraud. Coverage under the RWI Policy is subject to a policy limit equal to $100 million. The cost of the RWI Policy is borne entirely by Buyer, and coverage under the RWI Policy is subject to customary deductibles (self-insured retention) and the RWI Policy’s terms, including certain exclusions and limitations. rhode has agreed to various covenants, including, among others, an agreement to conduct its business in the ordinary course during the period prior to the Closing and not to take certain actions during such period, subject to certain exceptions. The Merger Agreement generally requires each party to use reasonable best efforts to obtain the required regulatory approvals, subject to certain limitations.

The consummation of the Merger is subject to certain customary conditions to Closing, including, among others, (i) the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended; (ii) the absence of any law or order that is in effect and makes illegal or enjoins, restrains or otherwise prohibits the consummation of the transactions contemplated by the Merger Agreement (a “Closing Legal Impediment”); (iii) the shares of Company Stock to be issued in connection with the Merger being approved for listing on the New York Stock Exchange; (iv) subject to certain materiality exceptions, the accuracy of certain representations and warranties of each of rhode, the Sellers and Buyer contained in the Merger Agreement and the compliance in all material respects by each party with the covenants contained in the Merger Agreement; (v) the termination of all related party transactions, subject to specified exceptions; (vi) certain key service providers of rhode remaining employed or engaged by rhode immediately prior to Closing; (vii) receipt of certain third party consents; and (viii) the absence of a material adverse effect with respect to rhode. The consummation of the Merger is not subject to a financing condition. Pursuant to the Merger Agreement, neither rhode nor any Seller may solicit alternative transaction proposals.

The Merger Agreement can be terminated at any time by mutual written agreement of the Sellers’ Representative and Buyer. In addition, the Merger Agreement can be terminated (i) by either the Sellers’ Representative or Buyer (A) if there is a final and non-appealable Closing Legal Impediment, (B) if the Merger has not been consummated on or before September 25, 2025, or (C) if the other party (or rhode or any Seller in the case of Buyer’s right to terminate the Merger Agreement) breaches any of its representations, warranties or covenants in the Merger Agreement in a manner that would prevent or has prevented the satisfaction of any condition to the obligations of the other party at the Closing (and does not, or cannot, cure such material breach during the 15-day period after written notice from the other party thereof) such that the conditions to Closing relating thereto would not be satisfied at the Closing; (ii) by Buyer, if a material adverse effect has occurred with respect to rhode; or (iii) by the Sellers’ Representative if Buyer fails to consummate the Closing after all conditions to Closing have been satisfied or waived. Under the terms of the Merger Agreement, Buyer will be required to pay a reverse termination fee of $65 million in the event the Merger Agreement is terminated under certain circumstances as a result of, or at a time when the Sellers’ Representative would otherwise be entitled to terminate the Merger Agreement due to, Buyer’s failure to consummate the Closing after all Closing conditions are met. The Merger Agreement also provides that the parties may specifically enforce the other parties’ obligations under the Merger Agreement, provided that rhode and the Sellers may only cause Buyer to close if certain conditions are satisfied, including the funding or availability of the debt financing.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2025.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Merger Agreement, the proposed transaction, and the performance of the obligations and covenants for the proposed transaction by each of the parties to the Merger Agreement, statements related to the timeline and the Closing of the proposed transaction, statements related to regulatory approvals for the proposed transaction, statements related to the RWI Policy, and statements related to the process for termination of the Merger Agreement and proposed transaction. Forward-looking statements and information presented in this Current Report on Form 8-K relate to future events, including the performance of obligations and covenants in connection with Merger Agreement. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company’s most recent Annual Report on Form 10-K, as updated from time to time in the Company’s SEC filings, as well as: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement to acquire rhode; failure to obtain required regulatory approvals in a timely manner or otherwise; failure to obtain the debt financing arrangements set forth in the commitment letters entered into in connection with the proposed transaction; failure to satisfy any closing conditions of the proposed transaction; risks associated with tax liabilities or changes in U.S. federal tax laws or interpretations to which the proposed transaction and parties thereto are subject; risks related to pre-acquisition non-compliance by rhode or the Sellers with applicable regulatory requirements; failure to successfully integrate the acquired business; failure to realize anticipated benefits of any combined operations; unanticipated costs of acquiring or integrating rhode; potential impact of announcement or consummation of the proposed transaction on relationships with third parties, including employees, customers, partners and competitors; inability to retain key personnel; changes in legislation or government regulations affecting the proposed transaction or its parties; and economic, social or political conditions that could adversely affect the proposed transaction or its parties. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Item 2.01	Results of Operations and Financial Condition.
    On May 28, 2025, e.l.f. Beauty, Inc. issued a press release announcing its financial results for the three and twelve months ended March 31, 2025, a copy of which is attached hereto as Exhibit 99.2.
The information in this Item 2.02 of Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Securities and Exchange Commission’s rules and regulations, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 3.02	Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.
On May 28, 2025, the Company issued a press release announcing the entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Securities and Exchange Commission’s rules and regulations, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press release issued on May 28, 2025 announcing the Merger Agreement
99.2	Press release dated May 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.l.f. Beauty, Inc.

Date : May 28, 2025	By:	/s/ Mandy Fields
Mandy Fields
Chief Financial Officer